                   ITEM 11 Computation of Per Share Earnings
                           RYKA Inc. and Subsidiary

                                                            Three Months Ended                             Nine Months Ended
                                                               September 30,                                 September 30,
                                                          1996              1995                        1996               1995
                                                        ---------------------------                   ----------------------------
PRIMARY:

Weighted average number of
 common shares outstanding                              52,054,308       39,541,437                   50,552,211        30,830,241

Net effect of dilutive stock
 options and warrants (based
 on the Treasury Stock Method
 using average market price)                             9,469,633        3,834,055                          -                 -
                                                        ----------       ----------                   ----------        ----------

         Total                                          61,523,941       43,375,492                   50,552,211        30,830,241
                                                        ==========       ==========                   ==========        ==========
Net income (loss):
Income (loss) before extraordinary
 item                                                 (    403,597)    ($   482,772)                ($ 1,237,303)     ($ 4,632,803)
Extraordinary item                                             -          1,650,256                          -           1,650,256
                                                        ----------       ----------                   ----------        ----------

Net income (loss)                                     ($   403,597)     $ 1,167,484                 ($ 1.237,303)     ($ 2,982,547)
                                                        ==========       ==========                   ==========        ==========

Net income (loss) per share:
Income (loss) before extraordinary
 item                                                  $      (101)    ($       .01)                ($       .02)     ($       .16)
Extraordinary item                                             -                .04                          -                 .06
                                                        ----------       ----------                   ----------        ----------

Net income (loss) per share                            $      (101)     $       .03                 ($       .02)     ($       .10)
                                                        ==========       ==========                   ==========        ==========


FULLY DILUTED:

Weighted average number of
 common shares outstanding                              52,054,308       39,541,437                   50,552,211        30,830,241

Net effect of dilutive stock
 options and warrants (based
 on the Treasury Stock
 Method using the quarter-end
 market price, if greater
 than the average market price)                          9,469,633        3,834,055                          -                 -
                                                        ----------       ----------                   ----------        ----------

         Total                                          61,523,941       43,375,492                   50,552,211        30,830,241
                                                        ==========       ==========                   ==========        ==========
Net income (loss):
Income (loss) before extraordinary
 item                                                 ($   403,597)    ($   482,772)                ($ 1,237,303)     ($ 4,632,803)
Extraordinary item                                             -          1,650,256                          -           1,650,256
                                                        ----------       ----------                   ----------        ----------

Net income (loss)                                     ($   403,597)     $ 1,167,484                 ($ 1,237,303)     ($ 2,982,547)
                                                        ==========       ==========                   ==========        ==========

Net income (loss):
Income (loss) before extraordinary
 item                                                  $      (.01)    ($       .01)                ($       .02)     ($       .16)
Extraordinary item                                             -                .04                          -                 .06
                                                        ----------       ----------                   ----------        ----------

Net income (loss) per share                            $      (.01)     $       .03                 ($       .02)     ($       .10)
                                                        ==========       ==========                   ==========        ==========

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